UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 2024

Battery Future Acquisition Corp.
(Exact name of registrant as specified in its charter)

Cayman Islands	001-41158	98-1618517
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 The Green

#18195

Dover, DE 19901

(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code: 929-465-9707

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	BFAC.U	New York Stock Exchange
Class A ordinary shares, par value $0.0001 per share	BFAC	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	BFAC.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On November 22, 2024, Battery Future Acquisition Corp. (“BFAC”) and its wholly-owned subsidiary, Classover Holdings, Inc. (“Pubco”), entered into a securities purchase agreement (the “PIPE Agreement”) with a third party investor (the “PIPE Investor”) pursuant to which, among other things, the PIPE Investor agreed to subscribe for and purchase from Pubco, and Pubco agreed to issue and sell to such PIPE Investor, in connection with the business combination (“Business Combination”) among BFAC, Pubco and Class Over Inc., shares of Series B preferred stock of Pubco (“Series B Pubco Preferred Stock”) for an aggregate amount of up to $5 million.

In connection with the transaction, Pubco and the PIPE Investor will enter into a registration rights agreement (the “PIPE Registration Rights Agreement”) pursuant to which, among other things, Pubco will grant to the PIPE Investor demand and piggyback registration rights relating to the shares of Pubco Class B Common Stock issuable upon conversion of the shares of Series B Pubco Preferred Stock to be issued pursuant to the PIPE Agreement.

Pursuant to the PIPE Agreement, Pubco will issue up to an aggregate of 5,000 shares of Series B Pubco Preferred Stock. Of such shares, (i) 2,400 shares shall be issued upon consummation of the Business Combination, (ii) up to 1,600 shares shall be issued upon exercise of certain warrants to purchase shares of Series B Pubco Preferred Stock (the “First Preferred Warrants”), which the holder may exercise at any time on or after the issuance date; provided that, subject to the satisfaction of certain conditions, Pubco has the right to force the exercise of such First Preferred Warrants at any time on or after 60 trading days after the consummation of the Business Combination  and (iii) up to 1,000 shares shall be issued upon exercise of certain warrants to purchase shares of Series B Pubco Preferred Stock (the “Second Preferred Warrants”, and collectively with the First Preferred Warrants, the “Preferred Warrants”), which the Holder may exercise at any time on or after the 6-month anniversary of the consummation of the Business Combination. The Preferred Warrants expire on the 12-month anniversary of the consummation of the Business Combination and have an initial exercise price of $1,000, subject to adjustment as set forth therein.

Holders of Series B Pubco Preferred Stock will be entitled to receive dividends equal, on an as-if-converted to shares of Class B Common Stock basis, to and in the same form as dividends actually paid on shares of the Class B Common Stock when, as, and if such dividends are paid on shares of the Class B Common Stock. From and after the occurrence and during the continuance of any Triggering Event (as defined below), dividends shall accrue on the stated value of each share of Series B Pubco Preferred Stock at a rate of 18% per annum until such Triggering Event is cured.

On any matter presented to the stockholders of Pubco for their action or consideration at any meeting of stockholders of Pubco (or by written consent of stockholders in lieu of meeting) that requires authorization of holders of Series B Pubco Preferred Stock, each holder of outstanding shares of Series B Pubco Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Class B Common Stock into which the shares of Pubco Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or pursuant to the provisions of the Certificate of Designations governing the Series B Pubco Preferred Stock (the “Certificate of Designations”), holders of Series B Pubco Preferred Stock shall vote together with the holders of Pubco Common Stock as a single class and on an as-converted to Class B Common Stock basis. In addition, as long as any shares of Series B Pubco Preferred Stock are outstanding, Pubco may not, without the consent of a majority of the holders of such preferred stock, (a) amend, alter or repeal any provision of the its certificate of incorporation, bylaws or the Certificate of Designations in a manner that adversely affects the powers, preferences or rights of the Series B Pubco Preferred Stock, (b) increase or decrease (except upon conversion) the number of authorized shares of Series B Pubco Preferred Stock, (c) pay dividends or make any other distribution on any shares of any junior ranking capital stock, (d) issue any Series B Pubco Preferred Stock other than as contemplated by the Certificate of Designations or pursuant to the PIPE Agreement or (e) issue, or obligate itself to issue shares of, any additional class or series of capital stock unless the same ranks junior or pari passu to the Series B Pubco Preferred Stock with respect to the distribution of assets on any liquidation.

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The Series B Pubco Preferred Stock shall rank senior to the Series A Pubco Preferred Stock and all common stock.  At any time after the 30th calendar day after the issuance date (the “Initial Convertibility Date”), the Series B Pubco Preferred Stock will be convertible into shares of Pubco Class B Common Stock by taking 120% of the stated value of the shares being converted divided by the conversion price (which is initially set at $12.00 per share, subject to adjustment for stock dividends, splits and similar structural changes).  In addition, if Pubco, at any time while shares of Series B Pubco Preferred Stock are outstanding, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Class B Common Stock or Class B Common Stock equivalents entitling any person to acquire shares of Class B Common Stock, or adjust, whether by operation of purchase price adjustment, reset provision, floating conversion or otherwise, any outstanding warrant, option or other right to acquire Class B Common Stock or outstanding Class B Common Stock equivalents, at an effective price per share less than the then conversion price, then the conversion price shall be reduced to such lower price; provided, however, that the conversion price shall not be adjusted in connection with issuances of (a) awards to employees, officers, consultants or directors of Pubco pursuant to any existing stock or option plan or any future duly adopted stock option plan, (b) securities upon the exercise or exchange of or conversion of any securities issued and outstanding on the date of the new issuance, provided that such securities have not been amended or otherwise adjusted since such date to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, and (c) securities pursuant to certain acquisitions or strategic transactions.

In addition, at any time after the Initial Convertibility Date, at the option of the holder or upon the occurrence of certain triggering events, such as the suspension of trading of the Class B Common Stock on a stock exchange, the failure to pay amounts to the holders of Series B Pubco Preferred Stock when due and any bankruptcy of Pubco, the holders of the Series B Pubco Preferred Stock shall be entitled to convert such shares into Class B Common Stock at an “Alternate Conversion Price” (as defined in the Certificate of Designations). Alternatively, upon the occurrence of any triggering event, the holders have the right to require Pubco to redeem all or any of the Series B Preferred Stock at the Triggering Event Redemption Price (as defined in the Certificate of Designations).

Upon a change of control of Pubco, the holders may also require Pubco to redeem all or any of the Series B Preferred Stock at the Change of Control Redemption Price (as defined in the Certificate of Designations).

The Series B Pubco Preferred Stock is also subject to redemption, at Pubco’s option, upon the payment to the holders of an amount in cash equal to 110% of the greater of (i) the stated value of the stock being redeemed and (ii) the product of (1) the Conversion Rate (as defined in the Certificate of Designations) with respect to the amount being redeemed multiplied by (2) the greatest closing sale price of the Pubco Class B Common Stock on any trading day during the period commencing on the date immediately preceding the date Pubco delivers notice to the holders of its intent to redeem the stock and ending on the trading day immediately prior to the date Pubco makes the redemption payment.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of Pubco (including upon certain deemed liquidation events), the holders of shares of Series B Pubco Preferred Stock then outstanding shall be entitled to be paid out of the assets of Pubco available for distribution to its stockholders, before any payment shall be made to the holders of Pubco Common Stock or Series A Pubco Preferred Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) 125% of the of the Conversion Amount (as defined in the Certificate of Designations) and (ii) such amount per share as would have been payable had all shares of Series B Pubco Preferred Stock been converted into Class B Common Stock immediately prior to such liquidation, dissolution, winding up or deemed liquidation event.

Except as set forth above, the Series B Pubco Preferred Stock has no other rights, including no dividend rights, sinking fund provisions, redemption provisions, voting rights or preemption rights.

The foregoing summaries of the PIPE Agreement and the forms of Certificate of Designations governing the Series B Pubco Preferred Stock and the PIPE Registration Rights Agreement and Preferred Stock Warrants are qualified in their entirety by reference to the text of such agreements and documents, which are filed as exhibits hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
4.1	Certificate of Designations of Series B Convertible Preferred Stock
10.1	Securities Purchase Agreement
10.2	Form of Registration Rights Agreement
10.3	Form of Warrant to purchase Series B Convertible Preferred Stock
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Battery Future Acquisition Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BATTERY FUTURE ACQUISITION CORP.

Date: November 25, 2024	By:	/s/ Fanghan Sui
Fanghan Sui
Chief Executive Officer

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